Oakwood Mortgage Investors, Inc.  1999-C                Note: This fiscal year-end series report, reports information on the assets
Oakwood Acceptance Corp. - Servicer                     included in OMI Trust 1999-C as of the end of the prepayment period that
Fiscal Year Ended Series Report                         began on September 1, 1999 and ended on September 30, 2000 and as of the end
Reporting:                     Fiscal Year 2000         of the collection period that began on September 2, 1999 and ended on
                                                        October 1, 2000. Accordingly, the information presented with regard to the certificates reflects information as of the close of business on October 15,
                                                        2000, which is the distribution date on which collections made and losses incurred during such prepayment period and collection period were passed through to certificateholders

                                                Scheduled Principal Balance of Contracts
------------------------------------------------------------------------------------------------------------------------
Beginning                                                                                            Ending             Scheduled
Principal            Scheduled         Prepaid               Liquidated            Contracts         Principal          Gross
Balance              Principal         Principal             Principal             Repurchased       Balance            Interest
------------------------------------------------------------------------------------------------------------------------------------
306,364,898.83    (4,067,442.78)    (12,913,563.17)       (11,575,208.05)              0.00        277,808,684.83      30,434,160.31
====================================================================================================================================


                    Scheduled                                          Amount
 Servicing          Pass Thru          Liquidation      Reserve        Available for      Limited          Total
 Fee                Interest           Proceeds         Fund Draw      Distribution       Guarantee        Distribution
------------------------------------------------------------------------------------------------------------------------
2,949,191.45      27,484,968.86       7,667,064.93         0.00        55,082,231.19      119,645.52      55,201,876.71
========================================================================================================================


                                                        Certificate Account
-----------------------------------------------------------------------------------------------------------------------------------
        Beginning                           Deposits                                              Investment               Ending
         Balance                Principal             Interest            Distributions            Interest               Balance
-----------------------------------------------------------------------------------------------------------------------------------
      3,200,191.27            28,416,642.92         29,542,140.43        (59,146,516.68)           47,540.63           2,059,998.57
===================================================================================================================================


                         P&I Advances at Distribution Date
-------------------------------------------------------------------------------------
      Beginning              Recovered             Current              Ending
       Balance               Advances              Advances            Balance
-------------------------------------------------------------------------------------
     1,461,352.38        (25,924,124.19)       27,199,594.33       2,736,822.52
=====================================================================================

Oakwood Mortgage Investors, Inc.  1999-C
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:       Fiscal Year 2000

                     Gross Repossessions      Repo Properties Brought       Net Current Repos         Aggregate Repo Properties
                                               Current by Borrower                                      in Trust at Month-End
                     # Principal Balance        # Principal Balance        # Principal Balance          #     Principal Balance
                 --------------------------------------------------------------------------------------------------------------

Oct-99              41     1,277,143.46          0            0.00         37     1,145,152.56          92        3,032,866.76
Nov-99              95     3,021,223.61          0            0.00         59     1,872,144.59         151        4,905,011.35
Dec-99             118     3,754,110.90         -1      (56,944.49)        34     1,136,366.54         184        5,984,433.40
Jan-00             142     4,525,995.76          0            0.00         48     1,548,205.37         232        7,532,638.77
Feb-00             153     4,929,348.82         -1      (68,179.89)        40     1,243,600.51         271        8,708,059.39
Mar-00             163     5,562,959.03          0            0.00         49     1,755,530.22         320       10,463,589.61
Apr-00             178     6,367,284.00         -1      (33,097.51)        46     1,833,547.02         365       12,264,039.12
May-00             193     7,034,645.36         -1      (33,645.78)        48     1,712,398.50         412       13,942,791.84
Jun-00             215     7,897,501.64          0            0.00         56     2,013,210.94         468       15,956,002.78
Jul-00             240     8,836,886.18          0            0.00         60     2,175,150.75         528       18,131,153.53
Aug-00             262     9,733,774.72          0            0.00         58     2,152,068.77         586       20,283,222.30
Sep-00             251     9,742,337.95          0            0.00         71     2,769,196.72         657       23,052,419.02
                 ------------------------------------------------------------------------------

Total of month
end balance      2,051    72,683,211.43         -4     (191,867.67)       606    21,356,572.49       4,266      144,256,227.87
                 ==============================================================================================================
Average month
end balance        171     6,056,934.29          0      (15,988.97)        51     1,779,714.37         356       12,021,352.32
                 ==============================================================================================================

Oakwood Mortgage Investors, Inc.  1999-C
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:             Fiscal Year 2000

                                                                Delinquency Analysis

                                      31 to 59 days             60 to 89 days          90 days and Over          Total Delinq.
                            No. of      Principal                 Principal                Principal                     Principal
                            Loans        Balance          #        Balance         #       Balance             #         Balance
                       -------------------------------------------------------------------------------------------------------------

                Oct-99       229      7,908,950.47       90     3,115,482.06      126      4,889,988.39       445     15,914,420.92
                Nov-99       219      7,355,431.40      101     3,572,645.17      173      6,411,164.21       493     17,339,240.78
                Dec-99       209      7,265,927.81       94     3,108,277.33      229      8,271,869.50       532     18,646,074.64
                Jan-00       190      6,734,050.67       71     2,410,805.62      270      9,760,937.46       531     18,905,793.75
                Feb-00       122      4,586,159.61       69     2,648,298.98      269      9,772,457.14       460     17,006,915.73
                Mar-00       109      3,841,479.27       56     2,335,751.75      266     10,056,619.76       431     16,233,850.78
                Apr-00       179      5,794,677.78       61     2,472,957.55      261     10,302,106.87       501     18,569,742.20
                May-00       167      5,694,281.28       80     2,670,127.74      279     11,337,134.71       526     19,701,543.73
                Jun-00       180      6,398,353.93      100     3,627,551.76      302     11,803,648.90       582     21,829,554.59
                Jul-00       227      8,453,966.46       93     3,476,626.68      352     13,672,218.67       672     25,602,811.81
                Aug-00       195      7,427,064.13       79     3,154,570.26      375     14,668,317.23       649     25,249,951.62
                Sep-00       196      6,682,293.56       83     3,228,165.01      353     14,307,984.71       632     24,218,443.28
                       ---------------------------------------------------------------------------------
Total of month
end balance                2,222     78,142,636.37      977    35,821,259.91    3,255    125,254,447.55     6,454    239,218,343.83
                       =============================================================================================================
Average month
end balance                  185      6,511,886.36       81     2,985,104.99      271     10,437,870.63       538     19,934,861.99
                       =============================================================================================================

Oakwood Mortgage Investors, Inc.  1999-C
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:         Fiscal Year 2000

REPOSSESSION LIQUIDATION REPORT
See Monthly Investor Report for Detail

              Liquidated                                                                                    Net
Prepayment    Principal           Sales           Insur.            Total          Repossession        Liquidation         Unrecov.
  Period       Balance          Proceeds         Refunds           Proceeds          Expenses           Proceeds           Advances
------------------------------------------------------------------------------------------------------------------------------------

Oct-99              0.00              0.00           0.00               0.00             0.00                  0.00           0.00
Nov-99        126,866.93        116,800.00       5,547.54         122,347.54        33,464.00             88,883.54       8,099.28
Dec-99        343,744.22        334,650.00       8,404.41         343,054.41        73,679.50            269,374.91      24,855.71
Jan-00        769,339.50        751,040.00      29,909.47         780,949.47       167,881.20            613,068.27      59,354.79
Feb-00        798,997.31        734,004.35      33,295.38         767,299.73       159,198.13            608,101.60      75,092.48
Mar-00      1,132,057.00      1,040,661.35      39,143.75       1,079,805.10       223,103.00            856,702.10     106,548.27
Apr-00        985,514.23        930,690.00      43,605.54         974,295.54       205,441.05            768,854.49      93,665.51
May-00        995,577.87        931,150.00      23,022.37         954,172.37       211,557.50            742,614.87     110,924.41
Jun-00      1,136,307.01      1,106,528.00      20,576.56       1,127,104.56       253,762.60            873,341.96     116,312.66
Jul-00      1,311,017.54      1,188,595.18      24,975.67       1,213,570.85       239,803.82            973,767.03     142,325.56
Aug-00      1,239,058.65      1,147,911.07      25,430.72       1,173,341.79       258,605.55            914,736.24     127,426.22
Sep-00      2,736,727.79      2,688,030.07      63,125.87       2,751,155.94       618,909.75          2,132,246.19     310,021.38
           -------------------------------------------------------------------------------------------------------------------------
Total      11,575,208.05     10,970,060.02     317,037.28      11,287,097.30     2,445,406.10          8,841,691.20   1,174,626.27
           =========================================================================================================================


                                   Net               Current
Prepayment  FHA Insurance      Pass Thru          Period Net      Cumulative
  Period      Coverage         Proceeds           Gain/(Loss)     Gain/(Loss)
-----------------------------------------------------------------------------

Oct-99           0.00                0.00                0.00
Nov-99           0.00           80,784.26          (46,082.67)
Dec-99           0.00          244,519.20          (99,225.02)
Jan-00           0.00          553,713.48         (215,626.02)
Feb-00           0.00          533,009.12         (265,988.19)
Mar-00           0.00          750,153.83         (381,903.17)
Apr-00           0.00          675,188.98         (310,325.25)
May-00           0.00          631,690.46         (363,887.41)
Jun-00           0.00          757,029.30         (379,277.71)
Jul-00           0.00          831,441.47         (479,576.07)
Aug-00           0.00          787,310.02         (451,748.63)
Sep-00           0.00        1,822,224.81         (914,502.98)
           --------------------------------------------------------------------
Total            0.00        7,667,064.93       (3,908,143.12)   (3,908,143.12)
           ====================================================================

Oakwood Mortgage Investors, Inc.  1999-C
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:                              Fiscal Year 2000

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                      Original           Beginning      Beginning Principal      Current          Accelerated
         Cert.                      Certificate        Certificate       Shortfall Carry-       Principal           Principal
         Class                        Balances           Balances               Over          Distribution        Distribution
----------------------------------------------------------------------------------------------------------------------------------


A-1                                 72,200,000.00      58,470,982.83              0.00        28,354,022.27             0.00
A-1 Outstanding Writedown                                       0.00

A-2                                174,270,000.00     174,270,000.00              0.00                 0.00             0.00
A-2 Outstanding Writedown                                       0.00

M-1                                 20,808,000.00      20,808,000.00              0.00                 0.00             0.00
M-1 Outstanding Writedown                                       0.00

M-2                                 16,004,000.00      16,004,000.00              0.00                 0.00             0.00
M-2 Outstanding Writedown                                       0.00

B-1                                 16,004,000.00      16,004,000.00              0.00                 0.00             0.00
B-1 Outstanding Writedown                                       0.00

B-2                                 20,807,916.00      20,807,916.00              0.00                 0.00             0.00
B-2 Outstanding Writedown                                       0.00


Excess Asset Principal Balance               0.00               0.00              0.00                 0.00             0.00
                                                  --------------------------------------------------------------------------------
                                                      306,364,898.83              0.00        28,354,022.27             0.00
                                                  ================================================================================


                                Ending Principal                          Ending                                Principal Paid
         Cert.                   Shortfall Carry-      Writedown       Certificate               Pool             Per $1,000
         Class                         Over             Amounts         Balances                Factor           Denomination
------------------------------------------------------------------------------------------------------------------------------


A-1                                 202,191.73             0.00       30,116,960.56             41.71324%        392.714990
A-1 Outstanding Writedown                                  0.00                0.00                  0.00              0.00

A-2                                       0.00             0.00      174,270,000.00            100.00000%              0.00
A-2 Outstanding Writedown                                  0.00                0.00                  0.00              0.00

M-1                                       0.00             0.00       20,808,000.00            100.00000%              0.00
M-1 Outstanding Writedown                                  0.00                0.00                  0.00              0.00

M-2                                       0.00             0.00       16,004,000.00            100.00000%              0.00
M-2 Outstanding Writedown                                  0.00                0.00                  0.00              0.00

B-1                                       0.00             0.00       16,004,000.00            100.00000%              0.00
B-1 Outstanding Writedown                                  0.00                0.00                  0.00              0.00

B-2                                       0.00             0.00       20,605,724.27             99.02829%              0.00
B-2 Outstanding Writedown                            202,191.73          202,191.73                  0.00              0.00


Excess Asset Principal Balance            0.00             0.00                0.00
                                ----------------------------------------------------
                                    202,191.73       202,191.73      277,808,684.83
                                ====================================================

(1) This represents the amount of losses on the assets that were allocated to reduce the outstanding principal balance of the certificates in accordance with the applicable pooling and servicing agreement.

Oakwood Mortgage Investors, Inc.  1999-C
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:                         Fiscal Year 2000


CERTIFICATE INTEREST ANALYSIS


                                        Beginning Carry-     Current Priority                                           Ending
           Certificate      Remittance    Over Priority          Interest            Total            Interest        Carryover
              Class            Rate     Interest Balance         Accrual              Paid           Shortfall          Balance
                           -----------------------------------------------------------------------------------------------------


A-1                         VARIED RATE              0.00      3,009,350.94      3,009,350.94           0.00             0.00
A-1  Carryover Interest            0.00              0.00                                0.00           0.00             0.00
A-1  Writedown Interest            0.00              0.00                                0.00           0.00             0.00

A-2                            7.47500%              0.00     13,026,682.56     13,026,682.56           0.00             0.00
A-2  Carryover Interest            0.00              0.00                                0.00           0.00             0.00
A-2  Writedown Interest            0.00              0.00                                0.00           0.00             0.00

M-1                            8.07000%              0.00      1,679,205.60      1,679,205.60           0.00             0.00
M-1  Carryover Interest            0.00              0.00                                0.00           0.00             0.00
M-1  Writedown Interest            0.00              0.00                                0.00           0.00             0.00

M-2                            8.75000%              0.00      1,400,349.96      1,400,349.96           0.00             0.00
M-2  Carryover Interest            0.00              0.00                                0.00           0.00             0.00
M-2  Writedown Interest            0.00              0.00                                0.00           0.00             0.00

B-1                            6.90000%              0.00      1,104,276.00      1,104,276.00           0.00             0.00
B-1  Carryover Interest            0.00              0.00                                0.00           0.00             0.00
B-1  Writedown Interest            0.00              0.00                                0.00           0.00             0.00

B-2                            6.90000%              0.00      1,435,746.24      1,435,746.24           0.00             0.00
B-2  Carryover Interest            0.00              0.00                                0.00           0.00             0.00
B-2  Writedown Interest            0.00              0.00                                0.00           0.00             0.00


X                                                    0.00      5,829,357.56      2,360,383.59           0.00     3,468,973.97

R                                                    0.00              0.00              0.00           0.00             0.00

Service Fee                                          0.00      2,949,191.45      2,831,859.55 (1)       0.00       117,331.90
                                        --------------------------------------------------------------------------------------
                                                     0.00     30,434,160.31     26,847,854.44           0.00     3,586,305.87
                                        ======================================================================================

                           Interest Paid
           Certificate      Per $1,000     Cert.        TOTAL
              Class         Denomination   Class     DISTRIBUTION
                           ----------------------------------------


A-1                           51.47         A-1      31,363,373.21
A-1  Carryover Interest        0.00
A-1  Writedown Interest        0.00

A-2                           74.75         A-2      13,026,682.56
A-2  Carryover Interest        0.00
A-2  Writedown Interest        0.00

M-1                           80.70         M-1       1,679,205.60
M-1  Carryover Interest        0.00
M-1  Writedown Interest        0.00

M-2                           87.50         M-2       1,400,349.96
M-2  Carryover Interest        0.00
M-2  Writedown Interest        0.00

B-1                           69.00         B-1       1,104,276.00
B-1  Carryover Interest        0.00
B-1  Writedown Interest        0.00

B-2                           69.00         B-2       1,435,746.24
B-2  Carryover Interest        0.00
B-2  Writedown Interest        0.00


X                                            X        2,360,383.59

R                                            R                0.00

Service Fee                                           2,831,859.55
                                                   ----------------
                                                     55,201,876.71(1)
                                                   ================


(1) Pursuant to the applicable pooling and servicing agreement, $2,831,859.55 of the amounts available for distribution on distribution dates during the fiscal year were used to pay servicing fees due the servicer. Consequently, the total amount distributed on the certificates during the fiscal year was $52,370,017.16.